Exhibit 99.6

Execution Version

REGISTRATION RIGHTS AGREEMENT

dated as of March 26, 2025

by and between

ADECOAGRO S.A.

and

TETHER INVESTMENTS, S.A. DE C.V.

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 26, 2025 by and between Adecoagro S.A., a Luxembourg stock corporation (the “Company”), and Tether Investments, S.A. de C.V., an El Salvador corporation (the “Holder”). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, the parties hereto are entering into this Agreement pursuant to the Transaction Agreement, dated as of March 26, 2025, between the Company and the Holder (the “Transaction Agreement”).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Parties agree as follows:

AGREEMENT

1.	Definitions and Interpretations

(a)            Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Agreement” has the meaning given to such term in the preamble, as the same may be amended, supplemented or restated from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City, the Grand Duchy of Luxembourg or San Salvador, El Salvador.

“Company” has the meaning given to such term in the preamble.

“control” (including the terms “controlling,” “controlled by,” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 5(a).

“Demand Registration” has the meaning given to such term in Section 3(a).

“Equity Securities” means (a) any and all Shares or other equity securities of the Company, (b) securities of the Company convertible into, or exchangeable or exercisable for, such shares, and (c) options, warrants or other rights to acquire such Shares or other equity securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holder” has the meaning given to such term in the preamble.

“Holder Affiliated Group” means the Holder, the Persons listed on Exhibit A hereto and any Permitted Transferee to whom the rights under this Agreement are transferred pursuant to Section 8(c).

“Indemnified Party” has the meaning given to such term in Section 5(c).

“Indemnifying Party” has the meaning given to such term in Section 5(c).

“Inspector” has the meaning given to such term in Section 4(m).

“Lock-Up Period” has the meaning set forth in Section 6.07(a) of the Transaction Agreement.

“Losses” has the meaning given to such term in Section 5(a).

“Parties” means the parties to this Agreement.

“Permitted Transferee” means, (a) with respect to any member of the Holder Affiliated Group, any person that is or becomes a member of the same reporting “group” (within the meaning of Section 13(d)(3) of the Exchange Act, as amended) as such member, (b) with respect to any member of the Holder Affiliated Group that is a corporation, limited liability company or partnership, any shareholder, member, partner or other equity holder of such member that receives Registrable Securities in a distribution from it for no consideration, and (c) with respect to any member of the Holder Affiliated Group that is a trust or an estate, any beneficiary of such member that receives Registrable Securities in a distribution from it for no consideration.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Records” has the meaning given to such term in Section 4(m).

“Registrable Securities” means (a) any Equity Securities beneficially held by a member of the Holder Affiliated Group as of the date of this Agreement, (b) any Equity Securities purchased by a member of the Holder Affiliated Group as contemplated pursuant to the tender offer described in the Transaction Agreement, and (c) any other Company equity securities or equity interests issued or issuable, directly or indirectly, with respect to the securities described in clause (a) or (b) by way of exercise, conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation, other reorganization or similar event. Registrable Securities shall include any such Equity Securities transferred to a Permitted Transferee in accordance with Section 8(c). As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 (or other exemption from registration under the Securities Act), (iii) they have ceased to be outstanding, (iv) they are eligible to be sold by the holder thereof pursuant to Rule 144 without volume or manner-of-sale restrictions and without the need for the Company to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable), or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which permits the offering of any Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holder” has the meaning given to such term in Section 3(a).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shares” means common shares, nominal value $1.50 per share, of the Company.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Transfer” means to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, directly or indirectly, whether voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person. In the event that any member of the Holder Affiliated Group that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such member as of the date hereof or a Permitted Transferee thereof, such event will be deemed to constitute a “Transfer” as such term is used herein.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm commitment basis pursuant to the terms of an underwriting agreement for reoffering to the public.

(b)            Interpretations. For purposes of this Agreement, unless otherwise noted:

(i)            All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii)            All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)           All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)           All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

(v)            The term “including” means “including without limitation”; the term “days” means “calendar days”; and terms such as “herein,” “hereof” and words of similar import refer to this Agreement as a whole.

2.	Incidental or Piggyback Registrations.

(a)            Right to Include Registrable Securities. If the Company determines to register its Equity Securities under the Securities Act (excluding (1) a registration statement filed by the Company on Form F-4, Form S-8, or any successor or other forms promulgated for similar purposes or (2) a registration statement filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), in connection with an Underwritten Offering, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall, at each such time, give prompt written notice (but in no event less than fifteen (15) days prior to the proposed date of submission or filing of the applicable Registration Statement) to the Holder of its intention to do so and of the Holder’s rights under this Section 2. Upon the written request of the Holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder Affiliated Group, the owners thereof, and the intended method or methods of disposition thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company shall give written notice of such determination to the Holder and thereupon will be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses in connection therewith) without prejudice to the rights of the Holder to request that such registration be effected as a registration under Section 3, (ii) all members of the Holder Affiliated Group including Registrable Securities in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company and the other holders selling Equity Securities in such Underwritten Offering, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings, and (iii) the aggregate dollar amount of securities to be included by the Holder Affiliated Group must be at least $10,000,000. Any member of the Holder Affiliated Group that has Registrable Securities included in an offering pursuant to this Section 2 shall be permitted to withdraw from such offering by written notice to the Company (x) at least three (3) Business Days prior to the earlier of the anticipated filing date of the “red herring” Prospectus, if applicable, and the anticipated pricing date, or (y) in the case of any offering without a “red herring” Prospectus, at least three (3) business days prior to the effective date of the Registration Statement filed in connection with such registration or offering.

(b)            Priority in Incidental or Piggyback Registrations. The Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed Underwritten Offering to include all of the Registrable Securities so requested by the Holder on the same terms and conditions as any other Equity Securities included in the Underwritten Offering. Notwithstanding the foregoing, if the managing underwriter(s) of such Underwritten Offering have informed the Company in writing that in its good faith opinion the total number or dollar amount of securities that the Holder Affiliated Group, the Company and any other securityholders intend to include in such Underwritten Offering is likely to have a material adverse effect on the timing, price or distribution of such Underwritten Offering, then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without having such material adverse effect on such Underwritten Offering, and such number of Registrable Securities shall be reduced and allocated as follows:

(i)            in the case of a registration initiated by the Company to register securities for its own account and not for any securityholder: first, all securities of the Company requested to be included by the Company in such registration; second, if any capacity remains, the securities of the Company requested to be included by the Holder, in the amounts allowed by the managing underwriters, allocated among the members of the Holder Affiliated Group as shall be determined by the Holder; third, if any capacity remains, the securities of the Company requested to be included by other holders of securities requesting such registration, in the amounts allowed by the managing underwriters, pro rata among such holders on the basis of the percentage of securities requested to be included in such registration by such holders and

(ii)            in any offering initiated by a party to an agreement providing such party with demand registration rights exercising its rights under such agreement: first, all securities of the Company requested to be included in such registration by such party; second, if any capacity remains, the securities of the Company requested to be included by the Holder, in the amounts allowed by the managing underwriters, allocated among the members of the Holder Affiliated Group as shall be determined by the Holder; and third, if any capacity remains, the securities of the Company requested to be included by any other holder of securities requesting such registration, in the amounts allowed by the managing underwriters, pro rata among such holders on the basis of the percentage of the securities requested to be included in such registration by such holders.

3.	Demand Registration.

(a)            Following the expiration of the Lock-Up Period set forth in the Transaction Agreement, the Holder may make a written demand for registration under the Securities Act of all or part of Registrable Securities, which written demand shall describe the amount and type of securities to be included in such registration, the identities of the sellers (each such member that includes all or a portion of such member’s Registrable Securities in such registration, a “Requesting Holder”) and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall use reasonable best efforts to prepare and file as soon as reasonably practicable, but not later than forty-five (45) days after the Company’s receipt of the Demand Registration, a Registration Statement on Form F-3 (or, if Form F-3 is unavailable, any similar registration statement that may be available at that time) with respect to all Registrable Securities requested by the Holder and Requesting Holders pursuant to such the Demand Registration, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter; provided that (A) the Company shall be required to effect no more than one (1) Demand Registration per calendar year (unless the Company, in its sole discretion, otherwise agrees to effect an additional Demand Registration during such calendar year) and no more than eight (8) Demand Registrations in total during the term of this Agreement; (B) each Demand Registration must pertain to at least $50 million of Registrable Securities; and (C) no Demand Registration may be requested within ninety (90) days of the date of the Prospectus filed with respect to any prior Demand Registration. All requests for Demand Registrations shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Demand Registration, the identities of the sellers and the intended method or methods of distribution thereof. Notwithstanding anything else contained herein, in no event will a Demand Registration require the Company to file a “shelf” registration statement to permit the sale of securities on a delayed or continuous basis pursuant to Rule 415 of the Securities Act or otherwise.

(b)            Effective Registration. Notwithstanding the provisions of Section 3(a) above or any other part of this Agreement, a registration pursuant to a Demand Registration shall not count as a registration unless and until (i) the Registration Statement filed with the Commission with respect to a registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if after such Registration Statement has been declared effective, an offering of Registrable Securities in a registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such registration shall be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) the Holder thereafter affirmatively elects to continue with such registration and accordingly notifies the Company in writing, but in no event later than five (5) days after such stop order or injunction is removed, rescinded or otherwise terminated, of such election; and, provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(c)            Priority in Demand Registrations. If the managing underwriter(s) of a Demand Registration advise the Company and the Holder in writing that in its good faith opinion the total number or dollar amount of securities that the Holder, the Requesting Holders and the Company intend to include in such Demand Registration is likely to have a material adverse effect on the timing, price or distribution of such Demand Registration, then the Company shall include in such Demand Registration, before including any securities proposed to be sold by the Company, the Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without having such material adverse effect on such Demand Registration, and such number of Registrable Securities shall be allocated as determined by the Holder.

(d)            Selection of Underwriters. The Holder shall choose the lead underwriter to administer a Demand Registration, subject to the consent of the Company, which shall not be unreasonably withheld. The right of any Requesting Holder to include Registrable Securities in a Demand Registration pursuant to this Section 3 is conditioned upon such Requesting Holder’s participation in such underwriting and the inclusion of such Requesting Holder’s Registrable Securities in the underwriting, and upon each such Requesting Holder’s entering into (together with the Company and the other participating members) an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)); provided that no such Requesting Holder shall be required to sell more than the number of Registrable Securities that the Holder has requested the Company to include in any Demand Registration with respect to such member; provided further that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, shares and the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Person.

(e)            Demand Registration Withdrawal. Without prejudice to the rights described in Section 3(a), prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used for marketing such Demand Registration, the Holder shall have the right to withdraw from such Demand Registration for any or no reason whatsoever upon written notification to the Company and the managing underwriter(s) (if any) of their intention to withdraw from such Demand Registration. If withdrawn, a request for a Demand Registration shall constitute a request for a Demand Registration for purposes of Section 3(a) unless the Holder reimburses the Company for all registration expenses with respect to such Demand Registration in accordance with Section 6.

(f)            Suspension of Sales; Postponements in Demand Registrations. If the filing, initial effectiveness or continued use of a Registration Statement with respect to any Registrable Securities would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Company (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, such Registration Statement; provided that the Company shall be permitted to do so no more than twice in any 12-month period, for an aggregate period not to exceed sixty (60) days . In the event that the Company exercises its rights under the preceding sentence, the Holder shall, and shall use reasonable best efforts to cause all Requesting Holders that have Registrable Securities included on the Registration Statement to, suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company postpones registration of Registrable Securities or requires the Holder or a Requesting Holder to suspend any Demand Registration, the Holder shall be entitled to withdraw its request for such Demand Registration, and if it does so, such request shall not be treated for any purpose as the delivery of a request for a Demand Registration and Holder shall not be required to reimburse the Company for any registration expenses with respect to such Demand Registration. Notwithstanding the provisions of this Section 3(f), the Company may delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, any Registration Statement during the Company’s standard quarterly blackout period pursuant to its insider trading policy, and any such delay or suspension shall not be counted toward the limit of two delays or suspensions in any 12-month period or toward the 60-day aggregate period referred to above.

4.	Registration Procedures. The Company shall cooperate with any member of the Holder Affiliated Group in the sale of Registrable Securities pursuant to Section 2 and Section 3, and shall, as soon as reasonably practicable:

(a)            prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the securities to be included thereon in accordance with the intended method or methods of distribution thereof, and, if such Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including a free writing prospectus under Rule 433 (a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Notice, the Company shall furnish or otherwise make available to the Holder, its counsel and the managing underwriter(s) copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such Persons, and such other documents reasonably requested by such Persons, including any comment letter from the SEC relating to the Registration Statement, and, if requested by such Persons, provide such Persons reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall include comments to any Registration Statement and any amendments or supplements thereto from the Holder, its counsel, or the managing underwriters, as reasonably requested.

The Company shall not file any Registration Statement, Prospectus, Free Writing Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein) with respect to a Demand Registration to which the Holder, its counsel or the managing underwriter(s) objects in writing, unless the Company is advised by counsel that such filing is necessary to comply with applicable law;

(b)            (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein, (ii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and (iii) cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented, to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)            notify the Holder, its counsel and the managing underwriter(s) promptly after the Company receives notice thereof (i) when a Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(l) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)            use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest practical date;

(e)            if requested by the managing underwriter(s) or the Holder, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter or the Holder, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not have any obligation to modify any information if the Company reasonably believes in good faith that so doing would cause (i) the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(f)            deliver to the Holder, its counsel, and the underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)            prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Holder, the underwriters, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Holder or underwriter reasonably requests in writing and to use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h)            cooperate with the selling members of the Holder Affiliated Group and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the selling members of the Holder Affiliated Group may request;

(i)             subject to Section 3(f) above and upon the occurrence of any event contemplated by Section 4(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)             provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any legend upon sale by a member of the Holder Affiliated Group or the underwriter or managing underwriter under the Registration Statement;

(k)            use reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

(l)            enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other customary actions reasonably requested by the Holder (including those reasonably requested by the managing underwriter(s)) to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, (i) make such representations and warranties to the selling holders of such Registrable Securities and the underwriters with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made to underwriters in Underwritten Offerings, and, if true, confirm the same if and when reasonably requested, (ii) use reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of outside counsel (and/or internal counsel if acceptable to the managing underwriter(s)) to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holder), addressed to the Holder and each of the underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use reasonable best efforts to obtain “comfort” letters and updates thereof from an independent registered public accounting firm with respect to the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with Underwritten Offerings, (iv) enter into an underwriting agreement which contains indemnification provisions and procedures that are customary for underwriting agreements in connection with Underwritten Offerings; and (v) deliver such documents and certificates as may be reasonably requested by the Holder or its counsel, as the case may be, or the managing underwriters to evidence the continued validity of the representations and warranties made pursuant to Section 4(l)(i) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(m)           upon reasonable notice, make available for inspection by a representative of the Holder, the underwriters participating in any such disposition of Registrable Securities, and any attorneys or accountants retained by the Holder or underwriter (collectively, the “Inspectors”) at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information and Records that are not generally publicly available at the time of delivery of such information shall be kept confidential by the Inspectors unless (i) disclosure of such information or Records is required by court or administrative order, (ii) disclosure of such information or Records, in the opinion of counsel to such Inspector, is required by law or applicable legal process, (iii) such information or Records become generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector, (iv) such information or Records becomes available to such Inspector on a non-confidential basis from a source other than the Company that does not breach a confidentiality obligation to the Company, or (v) such information or Records are independently developed by such Inspector. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Inspector shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

(n)            cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” and other customary marketing activities as the underwriter(s) reasonably request); provided that the Holder shall take into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(o)            reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(p)            otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Person who fails to furnish such information within a reasonable time after receiving such request.

The Company shall not file or amend any Registration Statement with respect to any Registrable Securities, or file any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any member of the Holder Affiliated Group by name or otherwise identifies such member of the Holder Affiliated Group as the holder of any securities of the Company without the consent of such member of the Holder Affiliated Group, such consent not to be unreasonably withheld or delayed, unless and to the extent that such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holder prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.

The Holder agrees, and shall use reasonable best efforts to cause each member of the Holder Affiliated Group to agree, that (A) without limiting the foregoing, no material nonpublic information obtained by such Person from the Company or pertaining to a Registration Statement will be used by such Person as the basis for any market transactions in securities of the Company or its Subsidiaries in violation of law, rule or regulation and (B) if the Holder or any such member of the Holder Affiliated Group has Registrable Securities covered by such Registration Statement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such Person will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Person’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

5.	Indemnification.

(a)            Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each member of the Holder Affiliated Group whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such Person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or any alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such Registration Statement or Prospectus, or based on any omission (or any alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld).

(b)            Indemnification by Holders of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other seller of Registrable Securities, the Company, its officers, directors, accountants, attorneys, agents and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses arising out of or based on any untrue statement (or any alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission (or any alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such officers, directors, accountants, attorneys, agents, employees, and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such member of the Holder Affiliated Group with respect to such member for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Person hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Person (which consent shall not be unreasonably withheld); and provided, further, that the liability of each such Person shall be limited to the net proceeds received by such Person from the sale of Registrable Securities covered by such Registration Statement (less the aggregate amount of any damages which such Person has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

(c)            Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided that an Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed) or for fees and expenses that are not reasonable. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d)            Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a member of the Holder Affiliated Group shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are more favorable to the Company, on the one hand, or the members of the Holder Affiliated Group, on the other, in their capacities as Indemnified Parties, than the foregoing provisions, the provisions in the underwriting agreement shall control.

(e)            Deemed Underwriter. To the extent that any member of the Holder Affiliated Group is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that such member of the Holder Affiliated Group and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f)             Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g)            Non-Exclusivity. The obligations of the Parties under this Section 5 shall be in addition to any liability which any Party may otherwise have to any other Party.

6.	Registration Expenses. All reasonable fees and expenses incurred in the performance of or compliance with this Agreement by the Company, including (i) all registration and filing fees pertaining to Registrable Securities with respect to filings required to be made with the SEC, all applicable securities exchanges and FINRA, (ii) fees and expenses with respect to compliance with securities or blue sky laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g), (iii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters or by the Holder), (iv) messenger, telephone and delivery expenses of the Company, (v) fees and disbursements of U.S. and local counsel for the Company and the fees and expenses of any Person, including special experts, retained by the Company, (vi) expenses of the Company incurred in connection with any road show, (vii) fees and disbursements of all independent registered public accounting firms referred to in Section 4(l) hereof (including the expenses of any “comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and fees and expenses of the transfer agent, (viii) all reasonable fees and disbursements of underwriters (other than those described in the next paragraph) customarily paid by issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective; provided, however, in the case of expenses incurred in connection with a proposed Demand Registration that is not consummated, Holder shall pay such expenses unless either (a) Holder elects for such unconsummated takedown to count as one (1) of the eight (8) Demand Registrations for which the Company is financially responsible, or (b) the reason such transaction is not consummated is due to the fault of the Company or the action or inaction of Company personnel. In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees.

The Company shall not be required to pay (i) fees and disbursements of any counsel, accountants or advisors retained by the Holder, any member of the Holder Affiliated Group, or by any underwriter (except as set forth above in Section 5), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities, or (iii) any other expenses of the Holder or any member of the Holder Affiliated Group not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6, and the Holder hereby undertakes to pay or reimburse the Company for any such amounts.

7.	Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the reasonable request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

8.	Miscellaneous.

(a)            Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) its termination by the written agreement of all Parties or their respective successors in interest, (ii) the date on which all Equity Securities held by Members of the Holder Affiliated Group have ceased to be Registrable Securities, (iii) the dissolution, liquidation or winding up of the Company and (iv) the fifteenth (15th) anniversary hereof; provided, however, that this Agreement shall renew automatically for a period of five (5) years unless either Party gives written notice of non-renewal at least two (2) years prior to the fifteenth (15th) anniversary hereof. Nothing herein shall relieve any Party from any liability for any breach of this Agreement. The provisions of Sections 5 and 6 shall survive any termination of this Agreement.

(b)            Amendments and Waivers. This Agreement may be amended or modified, and the parties hereto may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if any such amendment, action or omission to act has received the written consent of the Company and the Holder. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of such waived provision is sought. Any waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(c)            Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns who agree in writing to be bound by the provisions of this Agreement. The rights of members of the Holder Affiliated Group hereunder may be assigned (but only with all related obligations set forth below, and provided that the rights of Tether Investments, S.A. de C.V. in its capacity as the Holder hereunder may not be assigned without the consent of the Company) in connection with a Transfer of Registrable Securities to a Permitted Transferee of such member. Without prejudice to any other or similar conditions imposed hereunder with respect to such assignment, no assignment permitted under the terms of this Section 8(c) will be effective unless and until the Holder has delivered to the Company written notice that such Permitted Transferee has become a member of the Holder Affiliated Group. A Permitted Transferee to whom rights are assigned pursuant to this Section 8(c) may not again assign those rights to any other Permitted Transferee other than as provided in this Section 8(c). The Company may not assign this Agreement without the prior written consent of the Holder; provided, however, that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holder so long as the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

(d)            Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission if confirmed by telephone or return e-mail (including automated return receipt)) and shall be given:

If to the Company, to:

Adecoagro S.A.
28, Boulevard F.W. Raiffeisen,
L - 2411 Luxembourg
Grand Duchy of Luxembourg
Attention:	***
***
Email:	***
***

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Maurice Blanco
James Dougherty
Email:	maurice.blanco@davispolk.com
james.dougherty@davispolk.com

if to Holder, to:

Tether Investments S.A. de C.V.
Final Av. La Revolucion, San Benito Edif. Centro,
Corporativo Presidente Plaza Nivel 12
San Salvador, Republica de El Salvador
Attention:	***
Email:	***

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017-3852
Attention:	Daniel Woodard
Email:	dwoodard@mwe.com

or such other address or email address as such party may hereafter specify for the purpose by notice to the other Parties.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:30 p.m., local time in the place of receipt, on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(e)            Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(f)             No Inconsistent Agreements. The Company shall not hereafter enter into any agreement (or amend, modify or supplement any existing agreement) with respect to its securities which is inconsistent with or violates the rights granted to the Holder Affiliated Group in this Agreement.

(g)            Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 5 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns), other than the members of the Holder Affiliated Group, any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(h)            Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i)            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii)            Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located the City of New York, Borough of Manhattan for any suit, action or other proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii)            EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j)              Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(k)            Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(l)             Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts (including via electronic means), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by electronic signature(s).

(m)           Effectiveness. This Agreement will become effective only upon consummation of the Offer (as defined in the Transaction Agreement). Until and unless the Offer is consummated, this Agreement will have no effect and none of the Parties will have any right or obligation hereunder.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first written above.

Tether Investments, S.A. de C.V.

By:	/s/ Giancarlo Devasini
	Name:	Giancarlo Devasini
	Title:	Sole Administrator

ADECOAGRO S.A.

By:	/s/ Mariano Bosch
	Name:	Mariano Bosch
	Title:	Chief Executive Officer

By:	/s/ Emilio Federico Gnecco
	Name:	Emilio Federico Gnecco
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Exhibit A

Holder Affiliated Group